As filed with the Securities and Exchange Commission on March 24, 2016

Registration No. 333-159299

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

c/o KPMG, P.O. Box 493

Century Yard, Cricket Square

Grand Cayman KY1-1106

Cayman Islands

(345) 949-4800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Kris Beighton

c/o KPMG, P.O. Box 493

Century Yard, Cricket Square

Grand Cayman KY1-1106

Cayman Islands

(345) 949-4800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Form S-3 Registration Statement (Registration No. 333-159299) (the “Registration Statement”) of Vantage Drilling Company (“Company”) that was declared effective by the Securities and Exchange Commission on July 13, 2009, is being filed to deregister all of the ordinary shares and warrants that remain unsold by the selling shareholders under the Registration Statement. Pursuant to the Registration Statement, 71,149,844 of the Company’s ordinary shares, par value $0.001, and 22,900,000 of the Company’s warrants, to be sold by the selling shareholders were registered. No securities were sold or issued by the additional registrants under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on March 24, 2016.

VANTAGE DRILLING COMPANY (in official liquidation)

By:	/s/ Kris Beighton
Kris Beighton
Joint Official Liquidator and Authorized Signatory*

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/s/ Kris Beighton	Joint Official Liquidator and	March 24, 2016
	Kris Beighton	Authorized Signatory*

*	The registrant is a company in official liquidation in the Cayman Islands and has no person who serves as the Company’s principal executive officer, principal financial officer, principal accounting officer or member of the board of directors. Pursuant to the Cayman Islands Companies Law (2013) and the Winding Up Order made on January 18, 2016 by the Grand Court of the Cayman Islands, Financial Services Division, the Joint Official Liquidators are the only individuals authorized to sign on behalf of the Company or as an agent of the Company without personal liability. The Joint Official Liquidators act jointly and severally and, therefore, signature by one of the Joint Official Liquidators is sufficient to act on behalf of the Company.